UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2005

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Director

On November 16, 2005, Mark R. Hollinger tendered his resignation as a member of the Board of Directors (the “Board”) of SimpleTech, Inc. (the “SimpleTech,” or the “Company”), including the audit, compensation and nominating and corporate governance committees thereof, effective as of such date. Mr. Hollinger’s resignation is based solely on personal reasons and is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)	Appointment of Director

On November 17, 2005, the Board, upon the recommendation of its nominating and corporate governance committee, appointed Rajat Bahri to the Board to fill the vacancy created by Mr. Hollinger’s resignation. Mr. Bahri was also appointed to serve as a member of the audit, compensation and nominating and corporate governance committees. There are no arrangements or understandings between Mr. Bahri and any other person pursuant to which he was selected as a director of the Company. There are no family relationships between Mr. Bahri and any director or executive officer of the Company or any of its subsidiaries, nor has Mr. Bahri or any member of his immediate family engaged in any transactions with the Company of the sort described under Item 404(a) of Regulation S-K.

On November 18, 2005, the Company issued a press release announcing Mr. Hollinger’s resignation from the Board and Mr. Bahri’s appointment to the Board. The Company’s press release is filed as Exhibit 99.1 to this current report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of SimpleTech, Inc., dated November 18, 2005, announcing Mark R. Hollinger’s resignation from the Board and Rajat Bahri’s appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: November 18, 2005	By:	/s/ Dan Moses
Dan Moses
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of SimpleTech, Inc., dated November 18, 2005, announcing Mark R. Hollinger’s resignation from the Board and Rajat Bahri’s appointment to the Board.